Exhibit 32.1    Certification of the Chief Executive Officer and Chief Financial Officer

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report on Form 10-K of Terra Nova Financial Group, Inc. (the "Company") for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Michael G. Nolan, the Chief Executive Officer of the Company, and Jonathan J. Walsh, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. section 1350, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael G. Nolan
Name: Michael G. Nolan
Title: Chief Executive Officer
Date: March 30, 2009

/s/ Jonathan J. Walsh
Name: Jonathan J. Walsh
Title: Chief Financial Officer
Date: March 30, 2009

This certification shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.